Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 49 to Registration Statement No. 33-11466 on Form N-1A of our report dated February 16, 2009, relating to the financial statements and financial highlights of Ivy Funds Variable Insurance Portfolios, Inc. (to be renamed Ivy Funds Variable Insurance Portfolios on the effective date of this filing), including Ivy Funds VIP Asset Strategy, Ivy Funds VIP Balanced, Ivy Funds VIP Bond, Ivy Funds VIP Core Equity, Ivy Funds VIP Dividend Opportunities, Ivy Funds VIP Energy, Ivy Funds VIP Global Natural Resources, Ivy Funds VIP Growth, Ivy Funds VIP High Income, Ivy Funds VIP International Growth, Ivy Funds VIP International Value, Ivy Funds VIP Micro Cap Growth, Ivy Funds VIP Mid Cap Growth, Ivy Funds VIP Money Market, Ivy Funds VIP Mortgage Securities, Ivy Funds VIP Real Estate Securities, Ivy Funds VIP Science and Technology, Ivy Funds VIP Small Cap Growth, Ivy Funds VIP Small Cap Value, Ivy Funds VIP Value, Ivy Funds VIP Pathfinder Aggressive, Ivy Funds VIP Pathfinder Moderately Aggressive, Ivy Funds VIP Pathfinder Moderate, Ivy Funds VIP Pathfinder Moderately Conservative and Ivy Funds VIP Pathfinder Conservative appearing in the Annual Report on Form N-CSR of Ivy Funds Variable Insurance Portfolios for the fiscal year or periods ended December 31, 2008, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Investment Advisory and Other Services - Custodial and Auditing Services" and "Financial Statements" in the Statement of Additional Information, which are parts of such Registration Statement.

Deloitte & Touche LLP

Kansas City, Missouri
April 24, 2009